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                                                                    EXHIBIT 4(d)
                                                                    ------------


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                                WARRANT AGREEMENT


                                 by and between



                                    [HOLDER]



                                       and



                         THE ELDER-BEERMAN STORES CORP.





                          Dated as of [_________], 1997






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                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE 1.        GRANT OF WARRANT................................................................................1
         1.1      Grant...........................................................................................1
         1.2      Shares To Be Issued; Reservation of Shares......................................................1

ARTICLE 2.        ADJUSTMENTS TO WARRANT RIGHTS...................................................................1
         2.1      Stock Combinations..............................................................................1
         2.2      Reorganizations.................................................................................2
         2.3      Adjustment Upon Changes in Capitalization.......................................................2
         2.4      Notice..........................................................................................3
         2.5      Fractional Interests............................................................................3
         2.6      Effect of Alternate Securities..................................................................4
         2.7      Successive Application..........................................................................4
         2.8      Minimum Exercise Price for Adjustment...........................................................4

ARTICLE 3.        EXERCISE........................................................................................4
         3.1      Exercise of Warrant.............................................................................4
         3.2      Issuance of Warrant Shares......................................................................4

ARTICLE 4.        RIGHTS OF HOLDER................................................................................4

ARTICLE 5.        MISCELLANEOUS...................................................................................5
         5.1      Amendments......................................................................................5
         5.2      Notices.........................................................................................5
         5.3      Waiver By Consent...............................................................................6
         5.4      No Implied Waiver; Rights Are Cumulative........................................................6
         5.5      Governing Law...................................................................................6
         5.6      Severability....................................................................................6
         5.7      Captions........................................................................................6
         5.8      Entire Agreement................................................................................6


                                       -i-

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                                WARRANT AGREEMENT


                  This WARRANT AGREEMENT (the "Warrant") is being entered into this [_____] day of [__________], 1997, by and between The Elder-Beerman Stores Corp., an Ohio corporation (together with its successors and permitted assigns, the "Company") and [____________________], a [__________] corporation (together with his successors and permitted assigns, the "Holder").

                                    RECITALS

                  WHEREAS, on October 17, 1995, each of the Company and six of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Ohio, Western Division (the "Bankruptcy Court"); and

                  WHEREAS, this Warrant is contemplated by the Joint Plan of Reorganization of the Company and Its Subsidiaries confirmed by an order entered by the Bankruptcy Court on [__________], 1997 (the "Plan").

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                           ARTICLE 1. GRANT OF WARRANT

                  1.1 GRANT. The Company hereby grants to Holder this Warrant, which, subject to the terms and conditions of the Plan, is exercisable as provided herein, in whole or in part, at any time and from time to time during the period commencing on the date hereof (the "Effective Date") and ending on the fifth anniversary of the Effective Date at 11:59 p.m., local time in Dayton, Ohio (the "Exercise Period"), to purchase an aggregate of up to [_______________] of the outstanding shares of common stock (the "Warrant Shares"), at an exercise price of [__________] dollars ($[_____]) per share (as it may be hereinafter adjusted, the "Exercise Price").

                  1.2 SHARES TO BE ISSUED; RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof, except as otherwise provided in the Plan. The Company further covenants and agrees that it will from time to time take all actions required to assure that the par value per share of the New Common Stock is at all times equal to or less than the effective Exercise Price. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved sufficient shares of New Common Stock to provide for the exercise of this Warrant in full.

                    ARTICLE 2. ADJUSTMENTS TO WARRANT RIGHTS

                  2.1 STOCK COMBINATIONS. If the Company combines all of the outstanding New Common Stock proportionately into a smaller number of shares, the Exercise Price per Warrant


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Share hereunder in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable to the Holder upon exercise of this Warrant shall be proportionately decreased, as of the effective date of such combination, as follows: (a) the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to the effective date of such combination, shall be adjusted so that the Holder of the Warrant exercised after that date shall be entitled to receive the number and kind of Warrant Shares which the Holder of the Warrant would have owned and been entitled to receive as a result of the combination had the Warrants been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of shares of New Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of New Common Stock purchasable upon exercise of the Warrants immediately thereafter.

                  2.2 REORGANIZATIONS. If any of the following transactions (each, a "Special Transaction") occurs after the Effective Date; (i) a capital reorganization or reclassification of the capital stock of the Company, (ii) a consolidation or merger of the Company with and into another entity, or (iii) a sale or conveyance of all or substantially all of the Company's assets, then, as a condition of any such Special Transaction, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, at any time after the consummation of such Special Transaction until the expiration of the Exercise Period, upon the basis and upon the terms and conditions specified herein, and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant for the aggregate Exercise Price in effect immediately prior to such consummation, such shares of stock, other securities, cash or other assets as may be issued or payable in and pursuant to the terms of such Special Transaction with respect to or in exchange for a number of outstanding shares of New Common Stock equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant had such Special Transaction not taken place (pro rated in the case of any partial exercises). In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including without limitation provisions for adjustment of the Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrant), shall thereafter be applicable, as nearly as may be, to any shares of stock, other securities, cash or other assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any Special Transaction unless prior to or simultaneously with the closing the successor entity (if other than the Company), if any, resulting from such consolidation or merger or the entity acquiring such assets shall assume by a written instrument executed and mailed by certified mail or delivered to the Holder at the address of the Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to such Holder such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, such Holder has rights to purchase.

                  2.3 ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the New Common Stock by reason of stock dividends, stock splits, recapitalizations or reclassifications, the type and number of Warrant Shares issuable upon exercise of this Warrant, and the Exercise Price, as the case may be, shall be adjusted as follows: (a) the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to the record date for such

                                        2

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dividend or distribution, or the effective date of such recapitalization or reclassification shall be adjusted so that the holder of the Warrant exercised after that date shall be entitled to receive the number and kind of Warrant Shares which the holder of the Warrant would have owned and been entitled to receive as a result of the dividend, distribution, recapitalization or reclassification had the Warrants been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of shares of New Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of New Common Stock purchasable upon exercise of the Warrants immediately thereafter. No such adjustment shall be made on account of any dividend payable other than in securities of the Company.

                  2.4 NOTICE. Whenever this Warrant or the number of Warrant Shares issuable hereunder is to be adjusted as provided herein or a dividend or distribution (in cash, stock or otherwise and including, without limitation, any liquidating distributions) is to be declared by the Company, or a definitive agreement with respect to a Special Transaction has been entered into, the Company shall forthwith cause to be sent to the Holder at the last address of the Holder shown on the books of the Company, by first-class mail, postage prepaid, at least ten (10) days prior to the record date specified in (A) below or at least twenty (20) days before the date specified in (B) below, a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof, if applicable, and stating (if applicable):

                           (A)      the date to be used to determine (i) which
holders of New Common Stock will be entitled to receive notice of such dividend, distribution, subdivision or combination (the "Record Date"), and (ii) the date as of which such dividend, distribution, subdivision or combination shall be made; or, if a record is not to be taken, the date as of which the holders of New Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined (provided, that in the event the Company institutes a policy of declaring cash dividends on a periodic basis, the Company need only provide the relevant information called for in this clause (A) with respect to the first cash dividend payment to be made pursuant to such policy and thereafter provide only notice of any changes in the amount or the frequency of any subsequent dividend payments), or

                           (B)      the date on which a Special Transaction is
expected to become effective, and the date as of which it is expected that holders of New Common Stock of record shall be entitled to exchange their shares of New Common Stock for securities or other property deliverable upon consummation of the Special Transaction (the "Exchange Date").

                  2.5 FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of New Common Stock on the exercise of this Warrant. If any fraction of a share of New Common Stock would, except for the provisions of this Section 2.5, be issuable upon the exercise of this Warrant, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported close price of the New Common Stock on the National Association of Securities Dealers Automated Quotation System or the principal market on which the New Common Stock is then traded on the last business day prior to the date of exercise upon which such a sale shall have been effected, or, if the New

                                        3

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Common Stock is not publicly traded, as the Board of Directors of the Company may in good faith determine.

                  2.6 EFFECT OF ALTERNATE SECURITIES. If at any time, as a result of an adjustment made pursuant to this Section 2, the Holder of the Warrants shall thereafter become entitled to receive any securities of the Company other than shares of New Common Stock, then the number of such other securities receivable upon exercise of an Warrant shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of New Common Stock contained in this Section 2.

                  2.7 SUCCESSIVE APPLICATION. The provisions of this Section 2 shall similarly apply to successive events covered by this Section.

                  2.8 MINIMUM EXERCISE PRICE FOR ADJUSTMENT. No adjustment in the Exercise Price in accordance with this Article 2 need be made if such adjustment would amount to a change in such Exercise Price of less than $.001; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this Section 2.8 shall be carried forward and taken into account at the time of any subsequent adjustment.

                               ARTICLE 3. EXERCISE

                  3.1 EXERCISE OF WARRANT. (a) The Holder may exercise this Warrant by (i) surrendering this Warrant, with the form of exercise notice attached hereto as EXHIBIT "A" duly executed by Holder, and (ii) making payment to the Company of the aggregate Exercise Price for the applicable Warrant Shares in cash, by certified check or bank check or by wire transfer to an account designated by the Company. Upon any partial exercise of this Warrant, the Company, at its expense, shall forthwith issue to the Holder for its surrendered warrant a replacement Warrant identical in all respects to this Warrant, except that the number of Warrant Shares shall be reduced accordingly.

                  (b) RECORD DATE FOR OWNERSHIP OF WARRANT SHARES. Each person in whose name any Warrant Share certificate is issued upon exercise of the Warrant shall for all purposes been deemed to have become the holder of record of the Warrant Shares for which such Warrant was exercised, and such Warrant Share certificate shall be dated the date upon which the Warrant exercise notice was duly surrendered and payment of the Exercise Price was tendered to the Company.

                  3.2 ISSUANCE OF WARRANT SHARES. The Warrant Shares purchased shall be issued to the Holder exercising this Warrant as of the close of business on the date on which all actions and payments required to be taken or made by Holder, pursuant to Section 3.1, shall have been so taken or made. Certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days after this Warrant is surrendered.


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                           ARTICLE 4. RIGHTS OF HOLDER

                  Holder shall not, solely by virtue of this Warrant and prior to the issuance of the Warrant Shares upon due exercise thereof, be entitled to any rights of a shareholder in the Company.

                            ARTICLE 5. MISCELLANEOUS

                  5.1 AMENDMENTS. The parties may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Warrant or changing in any manner the rights of either of the parties hereunder. No amendment, supplement or modification shall be binding on either party unless made in writing and signed by a duly authorized representative of each party.

                  5.2 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or confirmed facsimile transmission, which transmission is confirmed:

                  (a)      if to the Company to:

                           The Elder-Beerman Stores Corp.
                           3155 El-Bee Road
                           Dayton, Ohio  45439
                           Attention:  John A. Muskovich

                           Telecopy: (936) 296-4625

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114-1190
                           Attention:  Richard M. Cieri, Esq.

                           Telecopy:  (216) 579-0212

                  (b)      if to Holder to:

                           [NAME]
                           [ADDRESS]
                           Attention:

                           Telecopy:


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                           with a copy to:

                           [NAME]
                           [ADDRESS]
                           Attention:

                           Telecopy:

                  (c) or, in each case, at such other address or to such other person as may be specified in writing to the other party.

                  5.3 WAIVER BY CONSENT. The Holder may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Holder may specify in such instrument, any of the requirements of this Warrant.

                  5.4 NO IMPLIED WAIVER; RIGHTS ARE CUMULATIVE. The failure to exercise or the delay in exercising by either party of any right, remedy, power or privilege under this Warrant, shall not operate as a waiver thereof. The single or partial exercise of any right, remedy, power or privilege under this Warrant shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  5.5 GOVERNING LAW. This Warrant and rights and obligations of the parties hereunder shall be governed by, construed and interpreted in accordance with the laws of the State of Ohio applicable to agreements executed by residents of that state, and fully to be performed, in that state.

                  5.6 SEVERABILITY. If any provision of this Warrant is found to be unenforceable for any reason whatsoever, such provision shall be deemed null and void to the extent of such unenforceability but shall be deemed separable from and shall not invalidate any other provision of this Warrant.

                  5.7 CAPTIONS. Captions to the various paragraphs of this Agreement are provided for convenience only and shall not be used to construe the provisions of this Warrant.

                  5.8 ENTIRE AGREEMENT. This Warrant and the Plan constitute the entire understanding of the parties with respect to the subject matter of the Warrant and supersedes all prior discussions, agreements and representations, whether oral or written, concerning the subject matter hereof and whether or not executed by Holder and the Company.



                                        6

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Warrant to be duly executed and delivered by the proper and duly authorized officers as of the day and year first above written.


                                   THE ELDER-BEERMAN STORES CORP.


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:


                                   [HOLDER]


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:


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                                   EXHIBIT "A"
                                   -----------


                  [To be signed only upon exercise of Warrant]

To The Elder-Beerman Stores Corp.:

                  The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ shares of the common stock, par value $[_____] per share, of The Elder-Beerman Stores Corp. and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to, ______________ whose address is ___________________________.




Dated:                        --------------------------------------------------
                             (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                             --------------------------------------------------
                             Address